UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Bank of Montreal

(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 King Street West 1 First Canadian Place Toronto, Ontario Canada M5X 1A1	Not Applicable
(Address of principal executive office)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039	NYSE Arca, Inc.
MicroSectors™ Cannabis ETNs due November 17, 2039	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-217200 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the terms and provisions of the following securities:

•	MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039;

•	MicroSectors™ Cannabis ETNs due November 17, 2039;

to be issued by the registrant (collectively, the “Notes”) is incorporated herein by reference to (i) the sections captioned “Description of Debt Securities We May Offer” and “United States Federal Income Taxation” in the registrant’s Prospectus, dated April 27, 2017, in the registrant’s registration statement on Form F-3 (File No. 333-217200), (ii) the section captioned “Description of the Notes We May Offer” in the registrant’s Series E Senior Medium-Term Notes Prospectus Supplement, dated September 23, 2018, to the Prospectus, (iii) the section captioned “Additional Terms of the Notes” in the registrant’s product supplements dated December 10, 2019 and November 12, 2019, respectively, each of which relates to one of the securities listed above, (iv) the registrant’s Pricing Supplement related to MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039, dated December 10, 2019, and (v) the registrant’s Pricing Supplement related to MicroSectors™ Cannabis ETNs due November 17, 2039, dated December 10, 2019. The outstanding principal amount of each series of Notes registered hereby may be increased from time to time in the future due to further issuances of such series of Notes having substantially the same terms. If any such additional Notes are issued, a pricing supplement relating to them will be filed with the Securities and Exchange Commission (the “SEC”) and will be incorporated herein by reference. Each series of Notes registered hereby is, and any additional Notes of such series registered hereby in the future will be, all part of a single series and will have the same CUSIP number as described in the respective Pricing Supplement referenced above.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).

4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).

4.3	Form of MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039.

4.4	Form of MicroSectors™ Cannabis ETNs due November 17, 2039.

99.1	Pricing Supplement related to MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039, dated December 10, 2019, to the registrant’s Prospectus, dated April 27, 2017, and Series E Senior Medium-Term Notes Prospectus Supplement, dated September 23, 2018, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 10, 2019.

99.2	Pricing Supplement related to MicroSectors™ Cannabis ETNs due November 17, 2039, dated December 10, 2019, to the registrant’s Prospectus, dated April 27, 2017, and Series E Senior Medium-Term Notes Prospectus Supplement, dated September 23, 2018, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 10, 2019.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BANK OF MONTREAL

Date: December 10, 2019
	By:	/s/ Laurence Kaplan
		Name:	Laurence Kaplan
		Title:	Cross-Asset Solutions, Managing Director & US Head

3

EXHIBIT INDEX

Exhibit No.	Description
4.1	Senior Indenture, dated as of January 25, 2010, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 4.1 of the registrant’s registration statement on Form F-3 filed with the SEC on May 4, 2011 (file number 333-173924)).

4.2	First Supplemental Indenture, dated as of September 23, 2018, between the registrant and Wells Fargo Bank, National Association, as trustee (incorporated by reference herein by reference to Exhibit 99.2 of the registrant’s Form 6-K filed with the SEC on September 24, 2018 (file number 001-13354)).

4.3	Form of MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039.

4.4	Form of MicroSectors™ Cannabis ETNs due November 17, 2039.

99.1	Pricing Supplement related to MicroSectors™ Cannabis 2X Leveraged ETNs due November 17, 2039, dated December 10, 2019, to the registrant’s Prospectus, dated April 27, 2017, and Series E Senior Medium-Term Notes Prospectus Supplement, dated September 23, 2018, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 10, 2019.

99.2	Pricing Supplement related to MicroSectors™ Cannabis ETNs due November 17, 2039, dated December 10, 2019, to the registrant’s Prospectus, dated April 27, 2017, and Series E Senior Medium-Term Notes Prospectus Supplement, dated September 23, 2018, incorporated herein by reference to the registrant’s filing pursuant to Rule 424(b), filed on December 10, 2019.

4